June 25, 2020

First Trust High Yield Opportunities 2027 Term Fund

120 E. Liberty Street

Wheaton, Illinois 60187

Chapman and Cutler LLP

111 West Monroe Street

Chicago, IL 60603

Re:       First Trust High Yield Opportunities 2027 Term Fund

Ladies and Gentlemen:

As special Massachusetts counsel to First Trust High Yield Opportunities 2027 Term Fund, a Massachusetts business trust (the “Fund”), we consent to the incorporation by reference of our opinion and consent filed with the Securities and Exchange Commission in the Pre-Effective Amendment No. 2 to the Fund’s Registration Statement on Form N-2 (File Nos. 333-237878 and 811-23565) on June 24, 2020.

In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

MORGAN, LEWIS & BOCKIUS LLP

Morgan, Lewis & Bockius llp
One Federal Street
Boston, MA 02110-1726	T +1.617.341.7700
United States	F +1.617.341.7701